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Exhibit 3.1

Articles of Incorporation
(PURSUANT TO NRS 75)

Important. Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of Corporation:	AMAZING TECHNOLOGIES CORP.

2.	Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	JANET TROST Name
2251 S. JONES BLVD. SUITE 121 Street Address	LAS VEGAS City	NEVADA	89146 Zip Code
Optional Mailing Address	City	State	Zip Code

3.	Shares: (number of shares corporation authorized to issue	Number of shares with par value:	100,000,000	Par value: $	0.01	Number of shares without par value:

4.	Names & Addresses of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees	1.	M. MANCINI Name
11757 KATY FREEWAY, SUITE 1300 Street Address	HOUSTON City	TX. State	77079 Zip Code
2.	Name
Street Address	City	State	Zip Code
3.	Name
Street Address	City	State	Zip Code

5.	Purpose: (optional—see instructions)	The purpose of this Corporation shall be:
HOLDING COMPANY

6.	Names, Address and Signature of Incorporator, (attach additional page there is more than 1 incorporator)	M. MANCINI Name	/s/ M. MANCINI Signature
11757 KATY FREEWAY, SUITE 1300 Street Address	HOUSTON City	TX State	77079 Zip Code

7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.
/s/ J. TROST Authorized Signature of R. A. or On Behalf of R. A. Company	12/07/04 Date

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  Exhibit 3.1
Articles of Incorporation (PURSUANT TO NRS 75)